SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  November 22, 2010

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu	150060
Harbin Kai Fa Qu, Harbin, China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-451-86116757

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On November 22, 2010, Harbin Electric, Inc. a Nevada corporation (the “Company”) entered into a Term Loan Facility Agreement, dated November 22, 2010 (the “Agreement”) with China Development Bank Corporation, Hong Kong Branch (“CDB”) pursuant to which CDB has agreed to provide a USD$35,000,000 loan facility (“Facility A”) and an RMB100,000,000 loan facility (“Facility B”, and collectively with Facility A, the “Facilities”) to the Company (the loans made under Facility A shall be referred to herein as “Facility A Loans” and the loans made under Facility B shall be referred to herein as “Facility B Loans”). The Facility A Loans and the Facility B Loans shall be made pursuant to one or more borrowings from time to time during the period of time from the date of the Agreement to the date falling on the expiration of six (6) months after the date of the Agreement upon delivering a utilization request from the Company to CDB. Interest on Facility A Loans shall be 3% per annum plus LIBOR (as defined in the Agreement).  Interest on Facility B Loans shall be 2.5% per annum plus SHIBOR (as defined in the Agreement).  The Company is required to  repay the Facility A Loans in two (2) equal installments on (i) the date which falls twenty four (24) months after the first utilization date of any loan and (ii) the date which falls thirty six (36) months after the first utilization date of any loan.  The Company is required to repay the Facility B Loans in two (2) equal installments on (i) the date which falls twenty four (24) months after the first utilization date of any loan and (ii) the date which falls thirty six (36) months after the first utilization date of any loan.

The Agreement provides that the Company may, upon not less than one month’s prior notice prepay on an Interest Payment Date (as defined in the Agreement) or a Repayment Date (as defined in the Agreement) all or part of any loan (but if in part, in an amount that is an integral multiple of UDS$500,000 in the case of a Facility A Loan or RMB2,000,000 in the case of  Facility B Loan).  The Agreement also provides that upon a Change of Control (as defined in the Agreement) of the Company, CDB may, by not less than 30 days notice to the Company, cancel the Facilities and declare all outstanding loans, together with accrued interest and all other amounts to be immediately due and payable.

A copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The Company’s obligations under the Agreement are secured by a pledge of shares of common stock of the Company owned by its Chairman and Chief Executive Officer, Tianfu Yang.  On November 22, 2010, Mr. Yang entered into a Security and Pledge Agreement (the “Pledge Agreement”) with CDB, pursuant to which, Mr. Yang has agreed to pledge 7,000,000 shares of common stock to CDB to secure the loans.  Under the Pledge Agreement, Mr. Yang may also be obliged to pledge to CDB, under certain circumstances, additional shares of common stock owned by him and, to the extent such additional shares are not sufficient, cash.

Item 8.01.

On November 22, 2010, the Company issued a press release announcing its entry into the Agreement with CDB.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Term Loan Facility Agreement dated November 22, 2010, by and between the Company and China Development Bank Corporation, Hong Kong Branch.
99.1	Press Release dated November 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name:	Tianfu Yang
Title:	Chairman and Chief Executive Officer

Dated: November 23, 2010

Exhibit Index

Exhibit No.	Description
10.1	Term Loan Facility Agreement dated November 22, 2010, by and between the Company and China Development Bank Corporation, Hong Kong Branch
99.1	Press Release dated November 22, 2010